                                                                   Exhibit 10.9


                             EMPLOYMENT AGREEMENT

AGREEMENT made as of the 20th day of October, 1995, between Eldorado Bank (hereinafter referred to as the "Employer"), and Richard Korsgaard, (hereinafter referred to as the "Executive").

                                  WITNESSETH:

     WHEREAS, Employer on this date has consummated the acquisition of Mariners Bankcorp and Mariners Bank pursuant to an Agreement and Plan of Reorganization dated May 22, 1995;

     WHEREAS, Executive was President and Chief Executive Officer of Mariners Bancorp and Mariners Bank and had an Employment Agreement dated July 1, 1991;

     WHEREAS Employer and Executive desire to terminate the Employment Agreement dated July 1, 1991 and replace such Employment Agreement with this Agreement;

     WHEREAS, Employer is desirous of employing Executive in the capacity hereinafter stated, and Executive is desirous of entering into the employ of Employer in such capacity, for the period and on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and conditions herein contained the parties hereto, intending to be legally bound, do hereby agree as follows:

1.  EMPLOYMENT

    Employer hereby employs Executive as an Executive Vice President with the responsibilities set forth in the job description attached hereto, and Executive accepts the duties that are set forth in the job description attached and accepts all other duties described herein, and agrees to discharge the same faithfully and to the best of his ability and consistent with the highest and best standards of the banking industry, in accordance with the policies of the Board as established, and in compliance with all laws and the Employer's Articles, Bylaws, Policies and Procedures. Executive shall devote his full business time and attention to the business and affairs of Employer to which he may be elected or appointed and shall perform the duties thereof to the best of his ability. Except as permitted by the prior written consent of the Chief Executive Officer or the Board of Directors, Executive shall not directly or indirectly render any services of a business, commercial or professional nature to any other person, firm or corporation, whether for compensation or otherwise, which are in conflict with Employer's interests. Executive shall perform such other duties as shall be from time to time prescribed by the Chief Executive Officer, President or the Board of Directors of Employer.

2.    TERM

      Employer hereby employs Executive and Executive hereby accepts employment with Employer for the period of three (3) years (the "Term"), commencing with the date of this Agreement, subject, however, to prior termination of this Agreement as hereinafter provided. Where used herein, "Term" shall refer to the entire period of employment of Executive by Employer, whether for the period provided above, or whether terminated earlier as hereinafter provided, or extended by mutual agreement in writing by the Employer and Executive.

3.    COMPENSATION

      In consideration for all services to be rendered by Executive to Employer, Employer agrees to pay Executive a starting base salary of one hundred twenty-five thousand dollars ($125,000) per year, commencing at the date of this Agreement. The Board of Directors may increase the base salary based on Executive's performance and Employer's performance and profitability. Such salary increases shall be within the sole discretion of the Board of Directors. In addition, Executive may receive incentive compensation as the Chief Executive Officer or the Board of Directors, in its sole discretion, shall determine. Executive's salary shall be paid monthly or semi-monthly, depending on the policy of Employer. Employer shall deduct therefrom all taxes which may be required to be deducted or withheld under any provision of the law (including, but not limited to, social security payments and income tax withholding) now in effect or which may become effective anytime during the term of this Agreement.

    Executive shall be entitled to participate in any and all other employee benefits and plans that may be developed and adopted by the Employer and in which all or substantially all of the employees of Employer are eligible to participate.


4.  REIMBURSEMENT

    Employer agrees to provide Executive a monthly car allowance of six hundred ($600) dollars. All costs of such automobile, including operation, maintenance, and insurance, shall be borne by Executive.

    Employer further agrees to reimburse Executive for all ordinary and necessary expenses incurred by Executive on behalf of Employer, including entertainment, meals and travel expenses. Executive shall provide to Employer records substantiating the business purpose of such expenses. Any costs incurred by Executive for conventions, meetings and seminars will be reimbursed as well as special social entertainment expenses, provided the Chief Executive Officer or President of Employer approves such.

    Employer agrees to pay the monthly member dues for Executive's membership at the Pacific Golf and Country Club.


5.  INSURANCE

    Employer agrees to provide Executive with Employer's standard health and life insurance benefits which is now or may hereinafter be in effect for those persons who are Executive Vice Presidents of Employer.


6.  VACATION

    Executive shall be entitled to accrue up to four (4) weeks vacation during each year of the Term with at least two (2) weeks to be taken in a consecutive period. Vacation benefits shall not accrue above four weeks at any time. The Board of Directors at its discretion may waive the provision with respect to unused vacation time.

7.   TERMINATION

     Employer shall have the right to terminate this Agreement for any of the following reasons by serving written notice upon Executive:

     (a) Willful misconduct or criminal misfeasance in the performance of Executive's duties and obligations as Executive Vice President;

     (b) Illegal conduct, constituting a crime involving moral turpitude, illegal conduct, or conviction of a felony, or any conduct detrimental to the interest of Employer;

     (c) Physical or mental disability rendering Executive incapable of performing his duties for a consecutive period of 360 days, or by death;

     (d) Determination by Employer's Board of Directors that the continued employment of Executive is detrimental to the best interest of Employer, or for any reason whatsoever as determined by Employer's Board of Directors and in the sole and absolute discretion of Employer's Board of Directors.

In the event this Agreement is terminated for any of the reasons specified in the paragraphs (a), (b), or (c) above, Executive will be paid one months's salary calculated as of the date of Executive's termination, plus any pay in lieu of vacation accrued to, but not taken as of the date of termination. Such termination pay shall be considered to be in full and complete satisfaction of any and all rights which Executive may enjoy under the terms of this Agreement other than rights, if any, to exercise any of the stock options vested prior to such termination. The insurance benefits provided herein shall be extended at Employer's sole cost for thirty (30) days following the date of termination.

     In the event this Agreement is terminated for any reasons specified in paragraph (d), above, Executive shall be entitled to termination pay in the amount of the greater of the balance payable under this Agreement or twelve
(12) months of the Executive's then current base salary per year at the date of termination. Such termination pay shall be paid in a lump sum and shall be considered to be in full and complete satisfaction of any and all rights which Executive may enjoy under the terms of this Agreement.

    Where termination is pursuant to paragraph (d), above, any pay in lieu of vacation accrued to, but not taken as of the date of termination, will be deemed included in the termination pay. In such case, the insurance benefits provided herein shall be extended at Employer's sole cost for six (6) months following the date of termination.
    Executive shall give sixty (60) days prior notice, in writing, to employer in the event Executive resigns or voluntarily terminates employment.

8.  ACQUISITION OR DISSOLUTION OF EMPLOYER

    This Agreement shall not be terminated by the voluntary or involuntary dissolution of Employer. Notwithstanding the foregoing, in the event proceedings for liquidation or Employer are commenced by regulatory authorities, this Agreement and all rights and benefits hereunder shall terminate.

9.  INDEMNIFICATION

    To the extent permitted by law, Employer shall indemnify Executive who was or is a party or is threatened to be made a party in any action brought by a third party against the Executive (whether or not Employer is joined as a party defendant) against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with said action if Executive acted in good faith and in a manner Executive reasonably believed to be in the best interest of the Employer (and with respect to a criminal proceeding if Executive had no reasonable cause to believe his conduct was unlawful), provided that the alleged conduct of Executive arose out of and was within the course and scope of his employment as an officer or employee of Employer.

10. RETURN OF DOCUMENTS

    Executive expressly agrees that all manuals, documents, files, reports, studies, instruments or other materials used or developed by Executive during the Term are solely the property of Employer, and Executive has no right, title or interest therein. Upon termination of this Agreement, Executive or Executive's representatives shall promptly deliver possession of all of said property to Employer in good condition.

11.  NOTICES

     Any notice, request, or demand, or other communication required or permitted hereunder shall be deemed to be properly given when personally served in writing, when deposited in the U.S. mail, postage prepaid, or when communicated to a public telegraph company for transmittal, addressed to the party at the address given at the beginning of this Agreement or at any other address as Employer or Executive may designate to the other in writing.

12.  BENEFIT OF AGREEMENT

     This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, administrators, successors and assigns.

13.  APPLICABLE LAW

     This Agreement is to be governed by and construed under the laws of the State of California.

14.  CAPTIONS AND PARAGRAPH HEADINGS

     Captions and paragraph headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

15.  INVALID PROVISIONS

     Should any provisions of this Agreement for any reason be declared invalid, void, or unenforceable by a court of competent jurisdiction, the validity and binding effect of any remaining portion shall not be affected and the remaining portions of this Agreement shall remain in full force and effect as if this Agreement had been executed with said provisions eliminated.

16.  ENTIRE AGREEMENT

     This Agreement with the exception of the Executive Salary Continuation Agreement dated as of even date herewith contains the entire agreement of the parties and it supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Executive by Employer. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding with the exception of the Executive Salary Continuation Agreement. This Agreement may not be modified or amended by oral agreement, but only by an agreement in writing signed by Employer and Executive. Upon the execution of this Agreement, all other agreements regarding the employment of Executive with Mariners Bancorp and Mariners Bank, with the exception of the Executive Salary Continuation Agreement dated as of even date herewith, shall terminate and Employer shall have no liability.

17.  CONFIDENTIALITY

     This Agreement is to be held confidential. Breach of such confidentiality by Executive will be subject to termination under the provisions of 7(a) of this Agreement.

18.  ARBITRATION

     All claims, disputes and other matters in question arising out of or relating to this Agreement or the breach or interpretation thereof, other than those matters which are to be determined by the Employer in its sole and absolute discretion, shall be resolved by binding arbitration before a representative member, selected by the mutual agreement of the parties, of the Judicial Arbitration and Mediation Services, Inc. ("JAMS"), presently located in Santa Ana, California. In the event JAMS is unable or unwilling to conduct the arbitration provided for under the terms of this Paragraph, or has discontinued its business, the parties agree that a representative member, selected by the mutual agreement of the parties, of the American Arbitration Association ("AAA"), presently located in Orange County, California, shall conduct the binding arbitration referred to in this Paragraph. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with JAMS (or AAA, if necessary). In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. The arbitration shall be subject to such rules of procedure used or established by JAMS, or if there are none, the rules of procedure used or established by AAA. Any award-rendered by JAMS or AAA shall be final and binding upon the parties, and as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns, and may be entered in any court having jurisdiction thereof. The obligation of the parties to arbitrate pursuant to this clause shall be specifically enforceable in accordance with, and shall be conducted consistently with, the provisions of Title 9 of Part 3 of the California Code of Civil Procedure. Any arbitration hereunder shall be conducted in Orange County, California, unless otherwise agreed to by the parties.

19.  LEGAL COSTS
     If either party commences an action against the other party arising out of or in connection with this Agreement, the prevailing party shall be entitled to have and recover from the losing party reasonable attorney's fees and costs of suit.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                     ELDORADO BANK


                                     By /s/ David R. Brown
                                        --------------------------


                                     By /s/ Richard Korsgaard
                                        --------------------------

                                 ELDORADO BANK
                                JOB DESCRIPTION

Name:        Richard Korsgaard                 Department:  Real Estate
Job Title:   Executive Vice President/Real     Job Status:  Exempt
               Estate Dept.                    Job Code:
Date:        May, 1995                         Supervises:  2-VP/Loan Officers
Reports to:  Ray Dellerha, President & COO                  1-Loan Processor

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JOB SUMMARY: Directs, plans, manages, monitors, controls, staffs and supervises the activities and operations of Eldorado Bank's Real Estate Department (interim construction and non-relationship mini-perms). Ensures profitability and productivity in the department while maintaining highest quality assets, developing new business and providing quality customer service. Works in conjunction with Retail Managers at San Clemente, San Juan Capistrano and Monarch Beach offices to develop new business, retain customer relationships and ensure the highest level of customer service.

NATURE AND SCOPE: The position oversees the activities of the Real Estate Department; interim construction and mini-pers. Develops and implements sales strategies and programs geared toward the enhancement of the department's loan portfolio and development of long-lasting customer relationships. Provides guidance and assistance to the department by developing and interpreting policies and procedures, establishing goals and objectives in conjunction with Executive Management, setting performance standards and ensuring attainment of these performance goals.

     1.  Management of Real Estate Department
     2.  Quality and Profitability of RE Loan Portfolio
     3.  Development and Implementation of Sales Strategies
     4.  Business Development
     5.  Staffing, Training and Communications
     6.  Compliance/CRA
     7.  Control of Non-Interest Expense
     8.  Membership in Bank Committees and Outside Organizations/Groups

DUTIES AND RESPONSIBILITIES:

1.  Management of Real Estate Department
      * Directly supervises the activities of the department to ensure current level of business is maintained and, through sales efforts, loan portfolio is expanded.
      * Delivers highest level of customer service to customers and branches.
      * Ensures Bank's underwriting standards are met and credits are prepared and documents in accordance with bank policies and procedures.
      * Participates in the presentation of loan packages to Loan Committee.
      * Utilizes central credit department to prepare preliminary analyses of customer's financial statements and for new and renewal credit write-ups. RE Loan Officers may assist in preparation of credit write-ups for more complex credits or if there are significant changes in the financial condition on a renewal.
      * Maintains support relationship with Retail Managers in San Clemente, San Juan Capistrano and Monarch Beach offices assisting in their efforts to maintain existing and generate new deposit and consumer loan relationships.

2.  Quality and Profitability of Real Estate Loan Portfolio
      * Regularly revises real estate loan portfolio and identifies problem credits.
      * Reviews delinquency list and assists in efforts to ensure delinquencies are controlled through sustained follow-up efforts.
      * Approves and rejects loans within lending authority and recommends approval of loans over lending authority.

3.    Development and Implementation of Sales Strategies
            *Establishes and implements Sales Strategies to increase the real estate loan portfolio while ensuring the highest level of asset quality.
            *Ensures the Bank's real estate products and services are competitive and meet the customer's needs.
            *With Executive Management, sets sales goals for Real Estate Department and Loan Officers.
            *Reviews, monitors sales performance and trends to ensure the achievement of established goals.

4.    Business Development

            *Develops new business by calling on prospective customers in targeted businesses. Monitors business development efforts of the department and the loan officers to ensure that targeted markets are being penetrated by sales efforts.
            *Identifies core business relationships with established customer groups and creates business development programs to expand Real Estate Department activities.
            *Develops and maintains relationships with the community, customers and coordinates with loan officers in making business development calls.
            *Uses ACT software to follow leads and organize business development efforts.

5.    Staffing, Training and Communication
            *Formally reviews and evaluates performance of direct reports at least annually and conducts counseling, as necessary. *Establishes department goals and performance standards; ensures they are communicated to staff and are attained.
            *Ensures accurate job descriptions are established and reviewed with staff.
            *Ensures the development of staff through cross training and developmental seminars and classes.
            *Conducts employment interviews and staffs department with top performers.

6.    Compliance/CRA
            *Ensures that Real Estate Department is in compliance with all federal/state laws and regulations, and bank policies and procedures.
            *Works with regulatory agencies, auditors and examiners and responds to exceptions.
            *Participates in civic and community activities to enhance the Bank's visibility and image in the community and reinforce the Bank's commitment to CRA.

7.    Control of Non-Interest Expense
            *Makes concerted effort to control and ultimately reduce department's operating expenses.
            *Promotes greater productivity and efficiency by continually evaluating how the department operates.
            *Coordinates with executive management in strategic planning and budgeting process of department and bank.

7.    Memberships in Bank Committees and Outside Organizations/Groups
            *Member of bank's Board of Directors.
            *Attends monthly Executive Committee and Board of Director meetings.
            *Member of the bank's Executive & Bankwide Management groups.
            *
            *
            *


ACCOUNTABILITIES/GOALS:

ESTIMATE OF ALLOCATION OF TIME:                             Weekly     Monthly

         Management of Real Estate Department
         Quality and Profitability of RE Loan Portfolio
         Development and Implementation of Sales Strategies
         Business Development
         Staffing, Training and Communications
         Compliance/CRA
         Control of Non-Interest Expense
         Membership in Bank Committees and Outside
              Organizations/Groups
                                                            Total


JOB SPECIFICATIONS:
         EDUCATION, KNOWLEDGE AND SKILLS REQUIRED:
         1. Bachelors degree in Management/Finance or related experience, plus 10-15 years extensive experience in management and/or supervisory capacity.
         2. Extensive experience in all areas of lending with specific expertise in real estate lending, including interim construction and mini-perms.
         3. Strong management, organizational, sales/marketing, interpersonal, communication, analytical, problem-solving, negotiation skills. Flexible, results-oriented with a strong sense of urgency.
         4. Proven track record of managing a high quality real estate loan portfolio.
         5. Computer literate with knowledge of Excel, Word and financial analysis softwares.

I acknowledge receipt of this job description. I understand that the nature and scope of my duties and responsibilities, as well as Eldorado Bank's expectations, are more comprehensive than what is incorporated in this document.


Richard Korsgaard                            10/20/98
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Signature of Employee                          Date


Elaine P. Crouch                             10/98
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Human Resources                                Date

Job Description Next Review Date:
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